EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY


The following is a list of subsidiaries of Registrant as of March 31, 1999, other than subsidiaries which, considered in the aggregate as a single subsidiary, would not consitute a significant subsidiary as defined by Securities and Exchange Commission Regulation S-X


               NAME OF SUBSIDIARY                           STATE OF
                                                          INCORPORATION
Acceptance Insurance Holdings Inc. (1)                      Nebraska
Radice Lands, Inc. (1)                                      Florida
The Redland Group, Inc. (1)                                 Iowa
Acceptance Insurance Services, Inc. (2)                     Nebraska
Acceptance Insurance Company (2)                            Nebraska
Redland Transportation, Inc. (2)                            North Carolina
Acceptance Indemnity Insurance Company (3)                  Nebraska
Phoenix Indemnity Insurance Company (3)                     Arizona
American Agrisurance, Inc. (4)                              Iowa
Redland Insurance Company (5)                               Iowa
Agro International, Inc. (6)                                Iowa
Crop Insurance Marketing, Inc. (7)                          Iowa
American Agrijusters, Co. (8)                               Iowa
American Growers Ins. Company (8)                           Nebraska
U. S. Ag Insurance Services Inc. (9)                        Texas
Acceptance Casualty Insurance Company (8)                   Texas
Acceptance Premium Finance Company (10)                     Arizona
Redland Specialty Underwriters, Inc. (11)                   Iowa

__________

(1)  A wholly owned subsidiary of Acceptance Insurance Companies Inc.

(2)  A wholly owned subsidiary of Acceptance Insurance Holdings Inc.

(3)  A wholly owned subsidiary of Acceptance Insurance Company.

(4)  A wholly owned subsidiary of The Redland Group, Inc.

(5)  An approximately 99.99% owned subsidiary of The Redland Group, Inc.

(6)  An approximately 80% owned subsidiary of The Redland Group, Inc.

(7)  A wholly owned subsidiary of American Agrisurance, Inc.

(8)  A wholly owned subsidiary of Redland Insurance Company.

(9) An approximately 60% owned subsidiary of Redland Insurance Company.

(10) A 50% owned subsidiary of Acceptance Insurance Companies Inc.

(11) A 50% owned subsidiary of The Redland Group, Inc.

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